Exhibit B



                             JOINT FILING AGREEMENT

                     This Agreement is filed as an exhibit to Schedule 13G/A being filed by Potomac Capital Management LLC, Potomac Capital Management Inc., and Paul J. Solit in compliance with Rule 13d-1(k) of the Securities and Exchange Commission, which requires an agreement in writing indicating that the Schedule 13G/A to which this Agreement is attached is filed on behalf of the below-named entities, that they are each responsible for the timely filing of the Schedule 13G/A and any amendments thereto and for the completeness and accuracy of the information concerning such persons contained therein.


         Dated: March 31, 2005

                                         POTOMAC CAPITAL MANAGEMENT LLC

                                         By:    /s/      Paul J. Solit
                                               -----------------------
                                                Paul J. Solit, Managing Member

                                         POTOMAC CAPITAL MANAGEMENT INC.

                                         By:    /s/     Paul J. Solit
                                               ---------------------
                                               Paul J. Solit, President


                                         PAUL J. SOLIT

                                         By:    /s/ Paul J. Solit
                                                ---------------------
                                                Paul J. Solit